Exhibit 99.1
Nextpower Reports Q1 Fiscal Year 2027 Financial Results
Record quarterly revenue and backlog driven by strong customer demand and disciplined execution; continued expansion of power technology platform
FREMONT, Calif., July 30, 2026 – Nextpower™ (Nasdaq: NXT), a leading provider of clean power technology solutions, today announced financial results for the first quarter for fiscal year 2027, ended July 3, 2026.
Financial Summary
(In millions, except per share)

	Q1 FY27	Q4 FY26	Q1 FY26
Revenue	$935	$881	$864
GAAP Gross Profit	$336	$297	$282
GAAP Gross Margin	35.9%	33.8%	32.6%
GAAP Net Income	$165	$151	$157
GAAP Net Income Margin	17.7%	17.1%	18.2%
GAAP Diluted EPS	$1.07	$0.97	$1.04

Adjusted Gross Profit	$342	$304	$285
Adjusted Gross Margin	36.6%	34.5%	33.0%
Adjusted EBITDA	$233	$202	$215
Adjusted EBITDA Margin	24.9%	22.9%	24.9%
Adjusted Net Income	$186	$162	$176
Adjusted Diluted EPS	$1.20	$1.05	$1.16
Q1 FY27, Q4 FY26, and Q1 FY26 results include approximately $99 million, $47 million, and $82 million, respectively, of IRA 45X advanced manufacturing tax credit vendor rebates and tariffs, net.

Please refer to Nextpower’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for more information on schedules III, IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures. Additional information can be found on the Investor Relations section of our website.

Business Highlights
•Grew backlog to more than $5.5 billion, reflecting strong customer demand and bookings momentum across core tracker products and accelerating growth in complementary platform technologies. Prevalon, closed in July 2026, adds incremental backlog significantly above $300 million.
•Expanded Nextpower’s clean power technology platform through acquisition of the Prevalon energy storage business as well as Apex Power and key assets of Zigor Corporation’s inverter business. Also announced an agreement to acquire Zimmermann PV-Steel Group to expand Nextpower’s European footprint and product portfolio.
•Delivered record quarterly eBOS bookings, with eBOS revenue on track to exceed well over $100 million for the year, achieved UL certification of NX PowerMergeTM and grew cumulative PowerMerge bookings to over 850 MW.

•Expanded the company’s #1 U.S. and global tracker market shares, according to Wood Mackenzie, while expanding Nextpower’s global project footprint to over 50 countries.

“Nextpower delivered record quarterly revenue and backlog, with strong bookings momentum across our business,” said Dan Shugar, CEO and founder of Nextpower. “These results confirm that customers are responding positively to our expanding clean power technology platform, including strong adoption of eBOS and growing traction across the broader product portfolio. With the recent addition of power conversion and energy storage product lines, we believe Nextpower is positioned to deliver even more value to customers as they generate, store, control, and deliver reliable power at scale. Our team remains focused on enhanced customer value, operational excellence, and disciplined growth.”

“This quarter’s financial performance and strong cash generation reinforce the durability of our business model and the execution of our operating platform,” said Chuck Boynton, CFO of Nextpower. “We remain focused on disciplined capital allocation maintaining a strong balance sheet, and investing in capabilities that complement our core business, deepen customer relationships, and drive long-term profitable growth.”

FY2027 Annual Outlook

	Updated Outlook	Previous Outlook
Revenue	$4.1 to $4.4 billion	$4.0 to $4.4 billion
GAAP Net Income	$540 to $573 million	$507 to $573 million
GAAP Diluted EPS	$3.42 to $3.64	$3.22 to $3.64
Adjusted EBITDA	$870 to $930 million	$845 to $930 million
Adjusted Diluted EPS	$4.42 to $4.73	$4.30 to $4.73
Updated outlook includes planned incremental costs of approximately $50 million related to the acceleration of our entry into the power conversion market.
Adjusted EBITDA range of $870 million to $930 million excludes approximately $199 million for stock-based compensation, net intangible amortization, and acquisition related costs.
Adjusted Diluted EPS range of $4.42 to $4.73 excludes approximately $1.05 for stock-based compensation, net intangible amortization, and acquisition related costs, net of impacts for tax.

Q1 FY2027 Earnings Call
July 30, 2026
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextpower.com

We encourage you to review our Q1 FY27 Shareholder Letter, which, along with this press release, is available on the Nextpower Investor Relations website and includes important information for Nextpower shareholders that supplements and expands on the information in this press release.

The webcast replay will be available on the Nextpower Investor Relations website following the conclusion of the event.

About Nextpower
Nextpower™ (Nasdaq: NXT) innovates and delivers integrated technology solutions for modern energy infrastructure. Its solar and energy storage platforms help customers design, build, and operate utility-scale power plants and other critical power infrastructure with faster project delivery, improved system performance, greater reliability, and long-term operational value. Building on more than a decade of energy technology leadership, Nextpower partners with customers worldwide to accelerate the deployment of reliable firm power needed for a rapidly electrifying world. Learn more at www.nextpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements relating to: the trends for energy demand and future solar adoption; the demand for our products (including but not limited to trackers, foundations, eBOS, NX PowerMerge, our other products and our bundled solutions); the ability to grow our core tracker business, our bookings and backlog, including our ability to convert our backlog into revenue; our competitiveness and global market share; our expansion into energy storage solutions, data center power infrastructure and our ability to provide integrated solutions across solar, energy storage and data center applications; the expected benefits of the Prevalon, Apex/Zigor and other recent acquisitions and the proposed acquisition of Zimmermann PV-Steel Group (including the benefits our customers may realize as a result of integrating these businesses and assets into Nextpower’s); the benefits of UL certification for NX PowerMerge and the Apex inverter system; and statements regarding our outlook for fiscal year 2027 and other periods. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including but not limited to: our ability to execute our strategies, mission, plans, objectives and goals; our ability to complete the pending acquisition of Zimmermann PV-Steel Group and to satisfy the transaction’s closing conditions including obtaining the requisite government approvals; our ability to integrate our other recently completed acquisitions and to realize their anticipated benefits and synergies; the market demand for our products, solutions and services and our ability to deliver them to customers; projections regarding the U.S. and global demand for electricity and solar power; macro-economic trends; changing business conditions in our industry and markets overall; and legislative, regulatory and economic developments. These forward-looking statements are based on various assumptions and on the current expectations of Nextpower’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextpower’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextpower has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextpower is not aware of or that Nextpower currently believes are immaterial that could also cause actual results to differ from these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextpower assumes no obligation to update these forward-looking statements.

Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules III, IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextpower.com.

Channels for Disclosure of Information
Nextpower intends to announce material information to the public through the Nextpower Investor Relations website investors.nextpower.com, SEC filings, press releases, public conference calls, and public webcasts. Nextpower uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextpower encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Investor Contact:
Sarah Lee
Investor@nextpower.com
Media Contact:
Brandy Lee
Media@nextpower.com

Schedule I
Nextpower Inc.
Unaudited condensed consolidated statements of operations
(In thousands, except per share data)

	Three-month periods ended
	July 3, 2026	March 31, 2026	June 27, 2025
Revenue	$935,170	$880,517	$864,253
Cost of sales	599,317	583,140	582,527
Gross profit	335,853	297,377	281,726
Selling, general and administrative expenses	100,438	100,625	73,936
Research and development	44,508	43,166	21,560
Operating income	190,907	153,586	186,230
Interest expense	253	338	1,216
Other income, net	(8,271)	(6,387)	(5,953)
Income before income taxes	198,925	159,635	190,967
Provision for income taxes	33,570	9,032	33,784
Net income	165,355	150,603	157,183

Earnings per share:
Basic	$1.10	$1.01	$1.06
Diluted	$1.07	$0.97	$1.04
Weighted-average shares used in computing per share amounts:
Basic	150,778	148,496	147,631
Diluted	155,142	154,664	150,901

Schedule II
Nextpower Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of July 3, 2026	As of March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$1,213,898	$1,094,976
Accounts receivable, net of allowance of $2,164 and $2,078, respectively	444,711	417,043
Contract assets	607,382	533,257
Inventories	261,625	262,276
Section 45X credit receivable	311,560	352,598
Other current assets	189,070	186,406
Total current assets	3,028,246	2,846,556
Property and equipment, net	89,183	78,356
Goodwill	488,950	488,950
Other intangible assets, net	80,640	78,046
Deferred tax assets	509,009	511,815
Other assets	66,179	69,489
Total assets	$4,262,207	$4,073,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$535,974	$533,490
Accrued expenses	112,955	130,133
Deferred revenue	319,837	307,492
Other current liabilities	157,596	192,747
Total current liabilities	1,126,362	1,163,862
Tax receivable agreement (TRA) liability	373,811	372,659
Long-term deferred revenue	113,007	102,493
Other liabilities	91,924	99,801
Total liabilities	1,705,104	1,738,815
Total stockholders’ equity	2,557,103	2,334,397
Total liabilities and stockholders’ equity	$4,262,207	$4,073,212

Schedule III
Nextpower Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Three-month periods ended
	July 3, 2026	June 27, 2025
Cash flows from operating activities:
Net income	$165,355	$157,183
Depreciation and amortization of intangible assets	8,766	5,789
Changes in working capital and other, net	(53,062)	(81,648)
Net cash provided by operating activities	121,059	81,324
Cash flows from investing activities:
Payment for business acquisitions, net of cash acquired	—	(86,413)
Purchases of property and equipment	(15,899)	(11,258)
Other investing activities	(6,000)	(400)
Net cash used in investing activities	(21,899)	(98,071)
Cash flows from financing activities:
Proceeds from exercises of options awards	26,008	—
TRA payment	—	(2,944)
Distribution to former non-controlling interest holder	—	(3,010)
Payment of acquisition deferred purchase price	(6,246)	—
Net cash provided by (used in) financing activities	19,762	(5,954)
Net increase (decrease) in cash and cash equivalents	118,922	(22,701)
Cash and cash equivalents beginning of period	1,094,976	766,103
Cash and cash equivalents end of period	$1,213,898	$743,402

	Three-month periods ended
Adjusted free cash flow	July 3, 2026	June 27, 2025
Net cash provided by operating activities	$121,059	$81,324
Purchases of property and equipment	(15,899)	(11,258)
Adjusted free cash flow	$105,160	$70,066

Schedule IV
Nextpower Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(In thousands, except percentages and per share data)

	Three-month periods ended
	July 3, 2026		March 31, 2026		June 27, 2025
GAAP gross profit & margin	$335,853	35.9%	$297,377	33.8%	$281,726	32.6%
Stock-based compensation expense	4,445		4,530		2,238
Intangible amortization	1,985		1,958		1,159
Adjusted gross profit & margin	$342,283	36.6%	$303,865	34.5%	$285,123	33.0%

GAAP operating income & margin	$190,907	20.4%	$153,586	17.4%	$186,230	21.5%
Stock-based compensation expense	29,638		32,480		22,310
Intangible amortization	3,375		3,718		2,059
Acquisition related costs	4,148		6,276		1,079
Adjusted operating income & margin	$228,068	24.4%	$196,060	22.3%	$211,678	24.5%

GAAP net income & margin	$165,355	17.7%	$150,603	17.1%	$157,183	18.2%
Stock-based compensation expense	29,638		32,480		22,310
Intangible amortization	3,375		3,718		2,059
Adjustment for taxes	(16,254)		(32,719)		(7,129)
Acquisition related costs	4,148		6,276		1,079
Other	—		1,385		—
Adjusted net income & margin	$186,262	19.9%	$161,743	18.4%	$175,502	20.3%

GAAP net income & margin	$165,355	17.7%	$150,603	17.1%	$157,183	18.2%
Interest, net	(9,159)		(8,679)		(5,371)
Provision for income taxes	33,570		9,032		33,784
Depreciation expense	5,391		5,298		3,730
Intangible amortization	3,375		3,718		2,059
Stock-based compensation expense	29,638		32,480		22,310
Acquisition related costs	4,148		6,276		1,079
Other tax related loss, net	—		1,254		—
Other	235		1,817		—
Adjusted EBITDA & margin	$232,553	24.9%	$201,799	22.9%	$214,774	24.9%

Diluted earnings per share
GAAP diluted earnings per share	$1.07		$0.97		$1.04
Earnings per share attributable to Non-GAAP adjustments	0.13		0.08		0.12
Adjusted diluted earnings per share	$1.20		$1.05		$1.16

Diluted shares used in computing per share amounts	155,142		154,664		150,901

Schedule V
Nextpower Inc.
Notes

To supplement Nextpower’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextpower’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextpower’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Acquisition costs consist primarily of nonrecurring transaction costs, including integration and diligence activities.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.
Other includes an immaterial amount of non-cash equity in loss for the Nextpower Arabia joint venture which is accounted for under the equity method investment accounting.